SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

PACIFIC ETHANOL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PACIFIC ETHANOL, INC.
400 Capitol Mall, Suite 2060
Sacramento, California 95814

July 24, 2020

Dear Fellow Stockholders:

We cordially invite you to attend a special meeting (“Special Meeting”) of stockholders of Pacific Ethanol, Inc., which will be held at 9:00 a.m., local time, on Thursday, August 27, 2020 at our corporate headquarters at 400 Capitol Mall, Suite 2060, Sacramento, California 95814. All stockholders of record at the close of business on July 15, 2020 are entitled to vote at the Special Meeting. The formal meeting notice and Proxy Statement are attached.

At the Special Meeting, stockholders will be asked to (i) approve an amendment to our Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of between 1-for-5 and 1-for-15, inclusive, which ratio will be selected at the discretion of our Board of Directors, with any fractional shares that would otherwise be issuable as a result of the reverse stock split being rounded up to the nearest whole share; provided, that our Board of Directors may abandon or delay the reverse stock split in its sole discretion until our annual meeting of stockholders to be held in 2021; and (ii) approve one or more adjournments of the meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting cast in favor of the reverse stock split proposal.

In addition, stockholders will transact any other business that may properly come before the Special Meeting.

We use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send each stockholder a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Special Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Special Meeting.

For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

Please note we are actively monitoring developments with respect to the coronavirus (COVID-19) and the advice and guidance of public health officials, including guidelines on limits to the number of people permitted to congregate in one location. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Special Meeting in person, we will announce any change in date, time or location of the meeting as promptly as practicable, which may include postponing or adjourning the Special Meeting or holding the Special Meeting by means of remote communication. We will make any announcement regarding a change to the date, location or format of the Special Meeting by issuing a press release, by filing definitive additional materials with the Securities and Exchange Commission and by taking all other steps necessary to inform our stockholders of the change. Please monitor our website at www.pacificethanol.com, news releases and our filings with the Securities and Exchange Commission for updated information. If you are planning to attend the Special Meeting of Stockholders, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the special meeting.

We look forward to seeing you August 27th.

Sincerely,

William L. Jones,
Chairman of the Board

PACIFIC ETHANOL, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 27, 2020

__________________________

NOTICE IS HEREBY GIVEN that a special meeting (“Special Meeting”) of stockholders of Pacific Ethanol, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on Thursday, August 27, 2020 at our corporate headquarters at 400 Capitol Mall, Suite 2060, Sacramento, California 95814, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To approve an amendment to our Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock at a ratio of between 1-for-5 and 1-for-15, inclusive, which ratio will be selected at the discretion of our Board of Directors, with any fractional shares that would otherwise be issuable as a result of the reverse split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon or delay the Reverse Stock Split in its sole discretion until our annual meeting of stockholders to be held in 2021.

2.	To approve one or more adjournments of the meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting cast in favor of the reverse stock split proposal.

3.	To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on July 15, 2020 are entitled to notice of and to vote at the Special Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Special Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Special Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 4 of the Proxy Statement.

For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors,

William L. Jones,
Chairman of the Board

Sacramento, California

July 24, 2020

INTERNET AVAILABILITY OF PROXY MATERIALS

WE USE THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR STOCKHOLDERS. CONSEQUENTLY, MOST STOCKHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND EACH STOCKHOLDER A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW STOCKHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE ELECTRONIC DELIVERY OF OUR PROXY MATERIALS AND ANNUAL REPORT WILL HELP PACIFIC ETHANOL, INC. REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

PACIFIC ETHANOL, INC.

400 Capitol Mall, Suite 2060

Sacramento, California 95814

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

__________________________

Voting and Proxy

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at a special meeting (“Special Meeting”) of stockholders to be held on Thursday, August 27, 2020, at 9:00 a.m., local time, at our corporate headquarters at 400 Capitol Mall, Suite 2060, Sacramento, California 95814, and at any adjournment(s) or postponement(s) of the Special Meeting.

We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about July 24, 2020. Our stockholders are invited to attend the Special Meeting and are requested to vote on the proposals described in this Proxy Statement.

Please note that we are continuing to monitor the public health and safety concerns related to the coronavirus (COVID-19) and the various measures being implemented to reduce its spread. If we determine it is advisable not to hold the Special Meeting in person, we may decide to change the date, time or location of the meeting, including to hold it “virtually”. If we do make such a change, we will promptly provide public notice in a manner compliant with applicable Securities and Exchange Commission guidance.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE SPECIAL MEETING

OF STOCKHOLDERS TO BE HELD AUGUST 27, 2020

This Proxy Statement is available at the website address at http://proxyvote.com. You will need your control number located in our Notice of Internet Availability of Proxy Materials sent to you to access the proxy materials. Your control number is also located in your proxy card and your voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

What items will be voted on at the Special Meeting?

Stockholders will vote on two proposals at the Special Meeting:

Proposal 1	–	A proposal to amend our Certificate of Incorporation to effectuate a reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split Proposal”).

Proposal 2	–	A proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the reverse stock split proposal (“Adjournment Proposal”).

What are the Board’s Voting Recommendations?

The Board recommends that you vote your shares as follows:

Proposal 1	–	“FOR” the Reverse Stock Split Proposal; and

Proposal 2	–	“FOR” the Adjournment Proposal.

Who is entitled to vote?

To be able to vote, you must have been a stockholder on July 15, 2020, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting. As of the record date,                      shares of our voting common stock, par value $0.001 per share (“common stock”), and 926,942 shares of our Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), were issued and outstanding.

As of the record date, 896 shares of our non-voting common stock, par value $0.001 per share (“Non-Voting Common Stock”), were also issued and outstanding. Holders of our Non-Voting Common Stock are entitled to notice of and to attend the Special Meeting but are not entitled to vote on any matters in respect of their shares of Non-Voting Common Stock.

How many votes do I have?

Each holder of common stock is entitled to one vote per share held, and each holder of Series B Preferred Stock is entitled to approximately 0.03 votes per share held. As a result, a total of                     votes may be cast at the Special Meeting, of which holders of common stock will be entitled to cast                     votes and holders of Series B Preferred Stock will be entitled to cast 26,481 votes.

Holders of common stock and Series B Preferred Stock will vote at the Special Meeting as a single class and holders of Series B Preferred Stock will vote at the Special Meeting as a separate class, on the Reverse Stock Split Proposal.

Holders of common stock and Series B Preferred Stock will vote at the Special Meeting as a single class on the Adjournment Proposal.

What is a quorum?

For business to be conducted at the Special Meeting, a quorum must be present. The presence at the Special Meeting, either in person or by proxy, of holders of shares of outstanding common stock and Series B Preferred Stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing                     votes must be present in person or by proxy at the Special Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote. “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which the broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner whose shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, pursuant to the rules of The NASDAQ Stock Market (“NASDAQ”), brokers do not have the discretion to vote their clients’ shares on non-routine matters unless the broker receives voting instructions from the beneficial owner.

We believe that the Reverse Stock Split Proposal and the Adjournment Proposal are routine matters and may be voted upon by your broker if you do not submit voting instructions. However, we understand that certain brokerage firms have elected not to vote even on routine matters such as the Reverse Stock Split Proposal or the Adjournment Proposal without your voting instructions. If your brokerage firm has made this decision and you do not provide voting instructions your vote will not be cast and will have the effect of a vote against the Reverse Stock Split Proposal and the Adjournment Proposal. Accordingly, we urge you to provide instructions to your bank, brokerage firm or other nominee by voting your proxy to ensure that your shares will be voted in accordance with your wishes at the special meeting.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in some cases, in their own discretion as permitted under NASDAQ’s listing rules. For purposes of the Special Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the Reverse Stock Split Proposal and the Adjournment Proposal if the clients have not furnished voting instructions within 10 days of the Special Meeting.

Abstentions will not be counted as a vote “for” or “against” either the Reverse Stock Split Proposal or the Adjournment Proposal and will have the same effect as votes against the proposals. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Special Meeting.

What vote is required to approve the proposals?

Proposal One

The affirmative vote of a majority of the votes of our outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, and the affirmative vote of a majority of our outstanding shares of Series B Preferred Stock, voting as a separate class, in each case present at the Special Meeting in person or represented by proxy and entitled to vote, are required for approval of the Reverse Stock Split Proposal. Abstentions will be counted toward the tabulation of votes present or represented by proxy on the Reverse Stock Split Proposal and will have the same effect as votes against the proposal.

Proposal Two

The affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Special Meeting in person or represented by proxy and entitled to vote, is required for approval of the Adjournment Proposal. Abstentions will be counted toward the tabulation of votes present or represented by proxy on the Adjournment Proposal and will have the same effect as votes against the proposal.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone, or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. Your broker will send you a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the website to vote your shares electronically over the Internet or by telephone. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive an enclosed voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Wednesday, August 26, 2020 for shares held directly and at 11:59 p.m. Eastern Time, Tuesday, August 25, 2020 for shares held in a plan.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

You may also vote your shares in person at the Special Meeting. If you are a registered holder, you may request a ballot at the Special Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Special Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Special Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Special Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the Reverse Stock Split Proposal and the Adjournment Proposal, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Special Meeting or any adjournment(s) or postponement(s) of the Special Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may elect to exercise its discretionary authority to vote on the Reverse Stock Split Proposal and the Adjournment Proposal.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Special Meeting by voting again electronically over the Internet or telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814. If you are a registered stockholder and attend the Special Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Special Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Special Meeting. Please note that if your shares are held in street name, your vote in person at the Special Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of soliciting proxies for the Special Meeting, including the cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

We have hired Georgeson Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson Inc. a base fee of $10,000 plus customary per solicitation fees, and customary costs and expenses for these services. We have agreed to indemnify Georgeson Inc. against certain liabilities arising out of or in connection with its agreement to assist us with distributing proxy materials and soliciting votes.

The matter to be considered and acted upon at the Special Meeting is referred to in the preceding notice and is discussed below more fully.

PROPOSAL ONE

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO

EFFECT REVERSE STOCK SPLIT

General

Our Board has approved, and is hereby soliciting stockholder approval of, an amendment to our certificate of incorporation in substantially the form attached to this Proxy Statement as Appendix A (the “Reverse Stock Split Amendment”) to effect a reserve split of our issued and outstanding shares of common stock at a ratio of between 1-for-5 and 1-for-15 (the “Reverse Stock Split”), inclusive, which ratio will be selected at the discretion of our Board, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. A vote “FOR” the Reverse Stock Split Proposal will constitute approval of the Reverse Stock Split Amendment providing for the combination of between five (5) and fifteen (15) shares of common stock, inclusive, as determined in the discretion of our Board, into one (1) share of common stock. If our stockholders approve this proposal, our Board will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment but prior to our annual meeting of stockholders to be held in 2021. The Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of Pacific Ethanol and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

●	the historical trading price and trading volume of our common stock;

●	the then prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock;

●	our ability to continue our listing on NASDAQ;

●	which Reverse Stock Split ratio would result in the least administrative costs to us; and

●	prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock as designated by our certificate of incorporation. Therefore, because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for future issuance will increase.

If our stockholders approve the Reverse Stock Split Proposal, it is expected that the Reverse Stock Split will be implemented promptly. However, the Board reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of Pacific Ethanol and its stockholders. The Board also reserves the right to delay the Reverse Stock Split until any time prior to our annual meeting of stockholders to be held in 2021.

Our Board believes that a Reverse Stock Split at a ratio of between 1-for-5 and 1-for-15, inclusive, as currently proposed, will be effective to increase the per share trading price of our common stock above NASDAQ’s minimum bid price requirement of $1.00 per share, as further discussed below.

Purpose of the Reverse Stock Split Amendment

Our common stock currently trades on The NASDAQ Capital Market under the symbol “PEIX.” NASDAQ has various continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock must have a closing bid price that is greater than or equal to $1.00 per share.

Currently, we meet all of NASDAQ’s continued listing criteria for listing on The NASDAQ Capital Market, other than the minimum bid price requirement. On July 17, 2019, we received a letter from NASDAQ indicating that the bid price of our common stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5550(a)(2). We were provided an initial period of 180 calendar days, or until January 13, 2020, during which to regain compliance. We failed to regain compliance by January 13, 2020 but we were provided an additional period of 180 calendar days, or until July 13, 2020, during which to regain compliance. On April 17, 2020, we received an additional letter from NASDAQ stating that NASDAQ filed an immediately effective rule change with the Securities and Exchange Commission on April 16, 2020. Under the rule change, NASDAQ tolled the compliance periods for bid price and market value of publicly held shares requirements (“Price-based Requirements”) through June 30, 2020. As a result, companies presently in compliance periods for any Price-based Requirements will remain at that same stage of the process and will not be subject to delisting for failure to satisfy the Price-based Requirements. Starting on July 1, 2020, companies will receive the balance of any pending compliance period in effect at the start of the tolling period to regain compliance. Accordingly, since we had 88 calendar days remaining in our compliance period as of April 16, 2020, we will, upon reinstatement of the Price-based Requirements, still have 88 calendar days from July 1, 2020, or until September 28, 2020, to regain compliance.

If we do not regain compliance with NASDAQ Listing Rule 5550(a)(2) by September 28, 2020, NASDAQ will provide written notice that our securities are subject to delisting. At that time, we may appeal the determination to delist our securities to a Listing Qualifications Panel, which would require that we provide the Listing Qualifications Panel with a plan to regain compliance. We believe, however, that the only credible plan would be a reverse stock split to increase the per share trading price of our common stock above NASDAQ’s minimum bid price requirement of $1.00 per share.

The purpose of the Reverse Stock Split is to increase the per share trading price of our common stock. We believe that stockholder approval of the proposed Reverse Stock Split would allow us to regain compliance with the minimum bid price requirement. If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will be promptly implemented. However, the Board reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of Pacific Ethanol and its stockholders.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY NASDAQ’S LISTING RULES.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 300,000,000 shares of common stock, par value $0.001 per share, 3,553,000 shares of non-voting common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of rounding in lieu of fractional shares), the number of authorized shares of our common stock, non-voting common stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of common stock would remain at 300,000,000 shares, thereby effectively increasing the number of shares of common stock available for future issuance. In addition, the total number of authorized shares of non-voting common stock would remain at 3,553,000 shares. The total number of authorized shares of preferred stock would remain at 10,000,000 shares and the number of designated shares of Series A Preferred Stock and Series B Preferred Stock would remain unchanged. The conversion ratio of our issued outstanding shares of preferred stock will adjust proportionately with the ratio of the Reverse Stock Split.

The table below sets forth, as of July 15, 2020 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-5 and 1-for-15, inclusive, including on our total outstanding common stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split	Common Stock Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Percent of Total	1-for-5	1-for-10	1-for-15
Common stock outstanding
Common stock underlying options
Common stock underlying warrants
Common stock underlying preferred stock
Total common stock and equivalents	100.00%
Common stock available for future issuance

As illustrated by the table above, the Reverse Stock Split would increase the ability of our Board to issue authorized and unissued shares in the future without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock. In addition, an increase in the number of authorized but unissued shares of our common stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy. We have no plans, proposals or arrangements, written or otherwise, at this time involving the issuance of additional shares of common stock.

The principal effects of the Reverse Stock Split Amendment will be as follows:

●	each five (5) to fifteen (15) shares of common stock, inclusive, as determined in the discretion of our Board, owned by a stockholder, will be combined into one new share of common stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

●	the number of shares of common stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

●	proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding preferred stock, options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

●	the number of shares reserved for issuance or under the securities described immediately above, and under our 2016 stock incentive plan, will be reduced proportionately; and

●	the number of shares of common stock available for future issuance will increase accordingly, as illustrated in the table above.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

●	If the Reverse Stock Split is approved and implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

●	There can be no assurance that the Reverse Stock Split will result in any particular price for our common stock. In addition, we will have fewer shares that are publicly traded. As a result, the trading liquidity of our common stock may decline.

●	There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will increase and remain in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on July 15, 2020 of $ per share, if the Reverse Stock Split at a ratio of 1-for-10 is approved and implemented, there can be no assurance that the post-split market price of our common stock would be $ or greater. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

●	The number of shares of common stock available for future issuance will increase from shares to between and shares, depending on the ratio of the Reverse Stock Split selected by our Board, increasing the ability of our Board to issue authorized and unissued shares in the future without further stockholder action.

Our Board intends to implement the Reverse Stock Split, if approved by our stockholders, because the Board believes that a decrease in the number of shares is likely to improve the trading price of our common stock and allow us to regain compliance with the $1.00 minimum bid price required by NASDAQ. The Board therefore believes that the Reverse Stock Split is in the best interests of Pacific Ethanol and its stockholders. However, the Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of Pacific Ethanol and its stockholders to implement the Reverse Stock Split.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Reverse Stock Split Amendment upon filing with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the Reverse Stock Split ratio of between 1-for-5 and 1-for-15, inclusive.

After the Effective Time, our common stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our common stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement, our common stock will continue to be listed on The NASDAQ Capital Market under the symbol “PEIX,” although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that the Reverse Stock Split has occurred.

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the Reverse Stock Split Amendment to effectuate the Reserve Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board reserves the authority to decide, in its discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of Pacific Ethanol and its stockholders. The Board will, however, implement the Reverse Stock Split, if at all, prior to our annual meeting of stockholders to be held in 2021.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book- Entry” Holders of Common Stock (i.e., stockholders who are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

Effect on Certificated Shares

Stockholders holding shares of our common stock in certificate form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender the certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive one or more New Certificates representing the number of whole shares of common stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Certain United States Federal Income Tax Considerations

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split to holders of our common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to United States holders (as defined below) that hold their shares of our common stock as capital assets for United States federal income tax purposes (generally, assets held for investment).

This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to special treatment under United States federal income tax laws, such as:

●	stockholders that are not United States holders;

●	financial institutions (including banks and regulated investment companies);

●	insurance companies;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	persons whose functional currency is not the United States dollar;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons who own more than 5% of our outstanding stock;

●	persons that hold our common stock as part of a straddle, hedge, constructive sale or conversion transaction; and

●	United States holders who acquired their shares of our common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the Reverse Stock Split to them.

This discussion does not address the tax consequences of the Reverse Stock Split under state, local or foreign tax laws. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of our common stock are urged to consult with their own tax advisors as to the tax consequences of the Reverse Stock Split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws and the impact of receiving additional shares in lieu of fractional shares.

For purposes of this section, the term “United States holder” means a beneficial owner of our common stock that for United States federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

●	an estate that is subject to United States federal income tax on its income regardless of its source; or

●	a trust, the substantial decisions of which are controlled by one or more United States persons and which is subject to the primary supervision of a United States court, or a trust that validly has elected under applicable Treasury regulations to be treated as a United States person for United States federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

A United States holder generally should not recognize any gain or loss as a result of the Reverse Stock Split.

Tax Basis and Holding Period

A United States holder’s aggregate tax basis in the common stock received in the Reverse Stock Split should equal such stockholder’s aggregate tax basis in our common stock surrendered in the Reverse Stock Split. The holding period for the shares of our common stock received in the Reverse Stock Split generally will include the holding period for the shares of our common stock exchanged therefor.

Internal Revenue Service Circular 230 Disclosure

To ensure compliance with the requirements imposed by the Internal Revenue Service, we inform you that any tax advice contained in this Proxy Statement was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the Code. The tax advice contained in this Proxy Statement was written to support the promotion or marketing of the transactions and matters addressed by this Proxy Statement.

Required Vote of Stockholders

Approval of the Reverse Stock Split Proposal requires the affirmative vote of a majority of our outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, and the affirmative vote of a majority of our outstanding shares of Series B Preferred Stock, voting as a separate class. If the required votes for this proposal are obtained, then our Board will have the authority to select the Reverse Stock Split ratio in the above range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this Proxy Statement as Appendix A at any time after the approval of the Reverse Stock Split Proposal but prior to our annual meeting of stockholders to be held in 2021. Our Board reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, notwithstanding authorization of the proposed Reverse Stock Split Amendment by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL TWO

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Reverse Stock Split Proposal, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the solicitation of additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by us to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve the Reverse Stock Split Proposal. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Reverse Stock Split Proposal, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of the Reverse Stock Split Proposal.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting or any adjourned session of the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote of Stockholders

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Special Meeting in person or represented by proxy and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

Other Matters

Our Board knows of no other matters to be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our voting securities as of July 8, 2020, the date of the table, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our named executive officers and directors as a group; and

●	each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting capital stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Except as indicated by footnote, percentage of beneficial ownership is based on 55,485,330 shares of common stock and 926,942 shares of Series B Preferred Stock outstanding as of the date of the table.

The table below excludes an aggregate of 896 shares of our Non-Voting Common Stock. Our Non-Voting Common Stock is convertible on a one-for-one basis into shares of our common stock; provided, that our Non-Voting Common Stock may not be converted:

●	to the extent that, after giving effect to the conversion, the holder and its affiliates would beneficially own, in the aggregate, more than 9.99% of our outstanding shares of common stock; and

●	except upon 61-days’ prior written notice of conversion to us, including surrender of the stock certificates representing the Non-Voting Common Stock to be converted.

		Amount and Nature
Name and Address of Beneficial Owner(1)	Title of Class	of Beneficial Ownership		Percent of Class

William L. Jones	Common	163,951	(2)	*
	Series B Preferred	12,820		1.38%
Neil M. Koehler	Common	1,198,600	(3)	2.15%
	Series B Preferred	256,410		27.66%
Bryon T. McGregor	Common	225,671	(4)	*
Terry L. Stone	Common	122,546		*
John L. Prince	Common	108,800		*
Douglas L. Kieta	Common	134,520		*
Michael D. Kandris	Common	207,969	(5)	*
Gilbert E. Nathan	Common	89,866		*
Dianne S. Nury	Common	31,666		*
Frank P. Greinke	Common	70,312	(6)	*
	Series B Preferred	85,180		9.19%
Lyles United, LLC	Common	426,799	(7)	*
	Series B Preferred	512,820		55.32%
BlackRock, Inc.	Common	6,136,866	(8)	11.06%
Hightower Advisors, LLC	Common	4,073,641	(9)	7.34%
All named executive officers and directors as a group (9 persons)	Common	2,283,589	(10)	4.09%
	Series B Preferred	282,050		30.43%

*	Less than 1.00%
(1)	Messrs. Jones, Koehler, Stone, Prince, Kieta, Kandris and Nathan, and Ms. Nury, are directors of Pacific Ethanol. Messrs. Koehler, McGregor and Kandris are executive officers of Pacific Ethanol. The address of each of these persons is c/o Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.
(2)	Amount represents 153,369 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property and 10,582 shares of common stock underlying our Series B Preferred Stock held by Mr. Jones.
(3)	Amount represents 869,816 shares of common stock held directly, 211,655 shares of common stock underlying our Series B Preferred Stock and 117,129 shares of common stock underlying options.
(4)	Includes 33,461 shares of common stock underlying options.
(5)	Includes 31,746 shares of common stock underlying options.
(6)	Amount represents shares of common stock underlying our Series B Preferred Stock. The shares are beneficially owned by Frank P. Greinke, as trustee under the Greinke Personal Living Trust Dated April 20, 1999. The address of Frank P. Greinke is P.O. Box 4159, 1800 W. Katella, Suite 400, Orange, California 92863.
(7)	Amount includes 423,311 shares of common stock underlying our Series B Preferred Stock. In addition, The Lyles Foundation holds 3,488 shares of common stock. The address of Lyles United, LLC is P.O. Box 4376, Fresno, California 93744-4376.
(8)	The information with respect to BlackRock, Inc., including the information in this footnote, is based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on May 8, 2020 by BlackRock, Inc. as the reporting person. BlackRock, Inc. holds sole voting power over 5,879,322 shares, sole dispositive power over 6,136,866 shares and beneficially owns 6,136,866 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(9)	The information with respect to Hightower Advisors, LLC, including the information in this footnote, is based solely on the Schedule 13G filed with the Securities and Exchange Commission on July 18, 2019 by Hightower Advisors, LLC as the reporting person. Hightower Advisors, LLC holds sole voting and dispositive power over, and beneficially owns, 4,073,641 shares. The address of Hightower Advisors, LLC is 200 W Madison, Suite 2500, Chicago, Illinois 60606.
(10)	Amount represents 1,879,016 shares of common stock held directly, 182,336 shares of common stock underlying options and 222,237 shares of common stock underlying our Series B Preferred Stock.

Other Information

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2020 annual meeting of stockholders. Such proposals must comply with Rule 14a-8 and must be delivered to our Secretary at our principal executive offices. To be eligible for inclusion in our 2020 proxy statement, we initially disclosed that such stockholder proposals must be received by us by January 3, 2020. However, because the date of our 2020 annual meeting is expected to change by more than 30 days from the date of our 2019 annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials. We expect to hold our 2020 annual meeting in December 2020 and will hold the meeting at a time, date and location to be determined, which will be announced in due course. We have set an updated deadline of July 31, 2020 for such stockholder proposals, which is the current deadline in effect. While the Board will consider such stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and nominations pursuant to our bylaws. Stockholder proposals not intended for inclusion in our proxy materials and nominations of persons for election to our Board may be made by written notice by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time notice was given and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with our bylaws and applicable law. However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting. In order to be timely, a stockholder’s written notice must be delivered to our Secretary at Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814 not later than the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders. However, because the date of our 2020 annual meeting is expected to change by more than 30 days from the date of our 2019 annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials, which coincides with any adjusted deadline we publicly announce. We expect to hold our 2020 annual meeting in December 2020 and will hold the meeting at a time, date and location to be determined, which will be announced in due course. We have set an updated deadline of August 31, 2020 for such stockholder proposals and nominations, which is the current deadline in effect. In the case of a special meeting, in order to be timely, a stockholder’s written notice must be delivered to our Secretary at the foregoing address by the close of business on the seventh (7th) day following the day we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the foregoing procedures or our bylaws, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on The NASDAQ Capital Market under the symbol “PEIX.”

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Forward-Looking Statements

All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.

Appendix A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PACIFIC ETHANOL, INC.
a Delaware corporation

PACIFIC ETHANOL, INC. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is PACIFIC ETHANOL, INC.

2. That the Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 28, 2005 (the “Original Certificate”). The following were subsequently filed: (i) Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock filed with the Secretary of State of Delaware on April 12, 2006; (ii) Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of Delaware on April 2, 2008; (iii) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on June 3, 2010; (iv) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on June 6, 2011; (v) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 10, 2013; and (vi) Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on July 1, 2015 (collectively, the Original Certificate together with the subsequently filed certificates shall be referred to as the “Certificate of Incorporation”).

3. The Certificate of Incorporation of the Corporation is hereby amended by adding the following at the end of Article FOURTH:

“4.6 Reverse Stock Split. On the effective date of the amendment adding this paragraph to Article FOURTH pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), (A) each share of Common Stock (the “Old Common Stock”) issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one-_____ (1/_) of a share of common stock, par value $0.001 per share (the “New Common Stock”), and (B) each share of Non-Voting Common Stock (the “Old Non-Voting Common Stock”) issued and outstanding immediately before the Effective Date, shall be and hereby is, reclassified as and changed into one-_____ (1/_) of a share of non-voting common stock, par value $0.001 per share (the “New Non-Voting Common Stock”).

The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock. From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock.

Appendix A

The Corporation shall, through its transfer agent, provide certificates representing New Non-Voting Common Stock to holders of Old Non-Voting Common Stock in exchange for certificates representing Old Non-Voting Common Stock. From and after the Effective Date, certificates representing shares of Old Non-Voting Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Non-Voting Common Stock. The Corporation shall not issue fractional shares of New Non-Voting Common Stock.

The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock or New Non-Voting Common Stock, as applicable.

From and after the Effective Date, the term “New Common Stock” as used in this Article FOURTH shall mean Common Stock as provided in the Certificate of Incorporation, and the term “New Non-Voting Common Stock” as used in this Article FOURTH shall mean Non-Voting Common Stock as provided in the Certificate of Incorporation.”

4. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. The Effective Date of this Amendment will be __________, _____ ___, 20__ at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this ___ day of __________, 20__.

_________________________________________ _______________, __________